UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2013

RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-54444	27-1739487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2515 McKinney Avenue, Suite 900 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(214) 871-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2013, Red Mountain Resources, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to that certain Unsecured Subordinated Promissory Note, dated February 6, 2013 (the “Original Note”), issued by the Company in favor of Hyman Belzberg, William Belzberg and Caddo Management, Inc. The Amendment extends the maturity date of the Original Note from July 31, 2013 to August 31, 2013.

Item 3.02	Unregistered Sales of Equity Securities.

On July 26, 2013, the Company issued 750,000 shares of common stock, par value $0.00001 per share, of the Company to two brokers as compensation for broker services provided in connection with a private placement of the Company’s common stock in February 2013.

The issuance of common stock described above was (i) made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder and (ii) conducted without general solicitation or general advertising. Each purchaser represented that it was an “accredited investor” as defined in Rule 501 of Regulation D, and each purchaser represented that the common stock acquired by such purchaser was acquired for its own account and was not intended to be sold or disposed of in violation of securities laws. The common stock certificates will also contain appropriate restricted stock legends.

Item 8.01	Other Events.

Updated Reserve Information

The following table sets forth our estimated proved reserves as of May 31, 2013.

	Oil (MBbls)	Natural Gas (MMcf)	Total (MBoe)
Proved developed producing reserves	856	4,974	1,685
Proved developed nonproducing reserves	150	322	203
Proved undeveloped reserves	1,304	2,041	1,644

Total proved reserves	2,310	7,337	3,532

Prices used are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month in the period June 2012 through May 2013. For oil volumes, the average NYMEX spot price is $90.87 per Bbl. For natural gas volumes, the average Henry Hub spot price is $3.31 per MMBtu. The oil price of $82.89 per barrel is adjusted for quality, transportation fees and a regional price differential and the natural gas price of $5.08 per MMBtu is adjusted for energy content, transportation fees and a regional price differential. The adjusted oil and gas prices are held constant throughout the lives of the properties.

These proved reserves include 100% of the reserve quantities attributable to Cross Border Resources, Inc. (“Cross Border”), a consolidated subsidiary of which Red Mountain owns 83% of its outstanding common stock.

Updated Offering Information

As previously disclosed, the Company is engaged in an offering (the “Offering”) of up to 500,000 units (the “Units”), with each Unit consisting of one share of 10.0% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) and one warrant to purchase up to 25 shares of common stock of the Company. The Company expects the Offering to close on or about August 2, 2013. The first dividend on the Series A Preferred Stock is scheduled to be paid on October 15, 2013 in the amount of $0.42 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 30, 2013	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer